Exhibit No. 99.1
Regis Corporation Reports Third Quarter 2023 Continued Sales and EBITDA Growth

MINNEAPOLIS, May 3, 2023 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, today announced financial results for the third fiscal quarter and nine months ended March 31, 2023.
Matthew Doctor, Regis Corporation’s President and Chief Executive Officer, commented: "We are pleased with our third quarter performance, which was highlighted by year-over-year growth across all key financial metrics, including our third consecutive quarter of positive operating income. Our business has demonstrated sales growth and positive EBITDA in each of the first three quarters of our fiscal year, further demonstrating the progress we have made in stabilizing our business. As we continue to execute on our key initiatives and explore potential growth catalysts, we expect to deliver consistent and sustainable long-term profitable growth that will drive increased value for our shareholders. I remain proud of all of our team members, franchise owners and business partners for their resilience, passion and dedication to Regis, and look forward to reporting on additional progress in the final quarter of the fiscal year."

Financial Highlights:
Third quarter fiscal 2023 compared to third quarter fiscal 2022:
•System-wide revenue of $299.3 million increased $8.3 million from $291.0 million and system-wide same-store sales increased 6.0%;
•Operating income improved $24.2 million to $2.0 million, from an operating loss of $22.2 million in the 2022 third quarter;
•Franchise adjusted EBITDA of $4.8 million increased $1.9 million from $2.9 million in the 2022 third quarter, and was positive for the sixth quarter in a row;
•Net loss of $1.6 million improved $26.3 million from a loss of $27.9 million in the 2022 third quarter; and
•Adjusted EBITDA of $4.2 million increased $4.5 million from a loss of $0.3 million in the 2022 third quarter.
First nine months 2023 compared to first nine months 2022:
•System-wide revenue of $918.7 million increased $7.1 million from $911.6 million and system-wide same-store sales increased 5.0%;
•Operating income improved $32.8 million to $5.2 million, from an operating loss of $27.6 million in the 2022 fiscal year;
•Franchise adjusted EBITDA of $17.3 million increased $12.1 million from $5.2 million in the 2022 fiscal year;
•Net loss of $2.6 million improved $40.6 million from a loss of $43.2 million in the 2022 fiscal year; and
•Adjusted EBITDA of $15.8 million increased $18.6 million from a loss of $2.8 million in the 2022 fiscal year. Adjusted EBITDA includes a $1.1 million grant from the state of North Carolina related to COVID-19 relief.

Third Quarter Fiscal Year 2023 Consolidated Results

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in millions)	2023	2022	2023	2022

Consolidated revenue	$55.8	$63.8	$177.6	$209.9
System-wide revenue (1)	299.3	291.0	918.7	911.6

System-wide same-store sales comps	6.0%	8.6%	5.0%	17.8%

Operating income (loss)	$2.0	$(22.2)	$5.2	$(27.6)
Loss from continuing operations	(2.2)	(24.5)	(6.5)	(37.9)
Diluted loss per share from continuing operations	(0.05)	(0.53)	(0.14)	(0.89)
Income (loss) from discontinued operations	0.5	(3.4)	4.0	(5.3)
Net loss	(1.6)	(27.9)	(2.6)	(43.2)
Diluted net loss per share	(0.04)	(0.61)	(0.06)	(1.01)
Adjusted EBITDA (2)	4.2	(0.3)	15.8	(2.8)
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Revenue
Total revenue in the third quarter 2023 of $55.8 million decreased $8.0 million and total revenue year-to-date 2023 of $177.6 million decreased $32.3 million. The decreases were driven primarily by a reduction in non-margin franchise rental income, the wind down of loss-generating company-owned salons that generated significant revenue and exiting the product distribution business.
Operating Income
Regis reported third quarter 2023 income from operations of $2.0 million, compared to a loss from operations of $22.2 million in the third quarter 2022. Regis reported year-to-date 2023 income from operations of $5.2 million, compared to a loss from operations of $27.6 million in 2022. The year-over-year improvement in operations was driven primarily by an impairment for inventory and goodwill in the prior year that did not reoccur, lower general and administrative expense, and the wind down of loss-generating company-owned salons during the last twelve months.

Net Loss from Continuing Operations
Regis reported third quarter 2023 net loss from continuing operations of $2.2 million, or $0.05 loss per diluted share, compared to a net loss from continuing operations of $24.5 million, or $0.53 loss per diluted share, in the third quarter 2022. Regis reported year-to-date 2023 net loss from continuing operations of $6.5 million, or $0.14 loss per diluted share, compared to a net loss from continuing operations of $37.9 million, or $0.89 loss per diluted share, in 2022. The year-over-year improvement in net loss from continuing operations in both periods was driven primarily by an increase in operating income partially offset by an increase in interest expense.
Net Loss
The Company reported a third quarter 2023 net loss of $1.6 million, or $0.04 loss per diluted share, compared to a net loss of $27.9 million, or $0.61 loss per diluted share for the same period last year. The Company reported year-to-date 2023 net loss of $2.6 million, or $0.06 loss per diluted share, compared to a net loss of $43.2 million, or $1.01 loss per diluted share for the same period last year. The net loss improved year-over-year due to the increase in operating income and gains from discontinued operations resulting from proceeds from the sale of OSP that were previously held back.
Adjusted EBITDA
Third quarter adjusted EBITDA of $4.2 million improved $4.5 million versus an adjusted EBITDA loss of $0.3 million in the same period last year. Year-to-date adjusted EBITDA of $15.8 million improved $18.6 million, versus an adjusted EBITDA loss of $2.8 million in the same period last year. The improvement in the quarter and year-to-date periods was driven by lower general and administrative expenses due to the wind down of loss-generating company-owned salons and lower head count. Year-to-date adjusted EBITDA also benefited from a $1.1 million grant from the state of North Carolina related to COVID-19 relief.

Third Quarter Fiscal Year 2023 Segment Results
Franchise

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		Increase (Decrease)

(Dollars in millions) (1)	2023	2022		2023	2022

Royalties	$16.0	$15.8	$0.2	$49.4	$48.5	$0.9
Fees	2.5	2.4	0.1	8.3	8.6	(0.3)
Product sales to franchisees	0.6	1.3	(0.7)	2.2	11.7	(9.5)
Advertising fund contributions	7.8	8.1	(0.3)	24.0	24.2	(0.2)
Franchise rental income	26.6	32.7	(6.1)	85.8	100.2	(14.4)
Total Franchise revenue	$53.6	$60.3	$(6.7)	$169.7	$193.3	$(23.6)

Franchise same-store sales comps	6.0%	8.8%		5.1%	18.0%

Franchise adjusted EBITDA	$4.8	$2.9	$1.9	$17.3	$5.2	$12.1
as a percent of revenue	9.0%	4.9%		10.2%	2.7%
as a percent of adjusted revenue (2)	25.1%	15.0%		29.0%	7.5%

Total Franchise salons	5,057	5,504	(447)
as a percent of total Franchise and Company-owned salons	98.6%	97.9%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)Adjusted revenue excludes non-margin revenue. See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Franchise Revenue
Third quarter franchise revenue was $53.6 million, a $6.7 million, or 11.1%, decrease compared to the prior year quarter. Non-margin franchise rental income decreased $6.1 million due to fewer salons in the current year. Royalties were $16.0 million, a $0.2 million, or 1.3%, increase, versus the same period last year. Product sales to franchisees of $0.6 million decreased $0.7 million, or 53.8%, as a result of the transition out of the wholesale product business.
Year-to-date franchise revenue was $169.7 million, a $23.6 million, or 12.2%, decrease compared to the prior year primarily due to a decline in non-margin franchise rental income as a result of a lower franchise salon count.
Franchise Adjusted EBITDA
Third quarter franchise adjusted EBITDA of $4.8 million improved $1.9 million year-over-year primarily due to an increase in average royalty revenues and a decrease in general and administrative expense.
Year-to-date franchise adjusted EBITDA of $17.3 million improved $12.1 million year-over-year.

Company-Owned Salons

	Three Months Ended March 31,		(Decrease) Increase	Nine Months Ended March 31,		(Decrease) Increase

(Dollars in millions) (1)	2023	2022		2023	2022

Total Company-owned salon revenue	$2.2	$3.5	$(1.3)	$7.9	$16.6	$(8.7)
Company-owned same-store sales comps	12.2%	(3.0)%		3.9%	4.4%

Company-owned salon adjusted EBITDA	$(0.6)	$(3.3)	$2.7	$(1.5)	$(8.0)	$6.5
as a percent of revenue	(27.3)%	(94.3)%		(19.0)%	(48.2)%

Total Company-owned salons	70	117	(47)
as a percent of total Franchise and Company-owned salons	1.4%	2.1%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.

Company-Owned Salon Revenue
Third quarter revenue for the Company-owned salon segment decreased $1.3 million versus the prior year to $2.2 million. The year-over-year decline in revenue was expected and driven by the closure of 45 unprofitable salons and the conversion of 3 salons to the Company's franchise portfolio over the past twelve months.
Year-to-date revenue for the Company-owned salon segment decreased $8.7 million versus the prior year to $7.9 million related to fewer company-owned salons.
Company-Owned Salon Adjusted EBITDA
Third quarter Company-owned salon adjusted EBITDA loss improved $2.7 million year-over-year driven primarily by the closure of unprofitable salons.
Year-to-date Company-owned salon adjusted EBITDA loss improved $6.5 million year-over-year and includes a $1.1 million grant from the state of North Carolina related to COVID-19 relief.

Balance Sheet and Cash Flow
The Company ended the third quarter with $8.8 million in cash and cash equivalents, $181.9 million in outstanding borrowings and total liquidity of $43.0 million. Net cash used in operating activities for the nine months ended March 31, 2023 totaled $8.5 million, an improvement of $25.9 million from the prior year. Cash used in operations for the nine months ended March 31, 2023 includes a $2.5 million payment of previously deferred social security contributions.

Non-GAAP reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing third quarter results today, May 3, 2023, at 7:30 a.m. Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. The webcast will include a slide presentation. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in the haircare industry. As of March 31, 2023, the Company franchised, owned or held ownership interests in 5,203 locations worldwide. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of the COVID-19 pandemic, including any adverse impact from variants; consumer shopping trends and changes in manufacturer distribution channels; changes in regulatory and statutory laws including increases in minimum wages; laws and regulations could require us to modify current business practices and incur increased costs; changes in economic conditions; changes in consumer tastes, fashion trends and consumer spending patterns; compliance with New York Stock Exchange listing requirements; reliance on franchise royalties and overall success of our franchisees’ salons; the return of sales at franchise locations to pre-pandemic levels; new merchandising strategy that utilizes third-party preferred supplier arrangements; our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; the successful migration of our franchisees to the Zenoti® salon technology platform; our ability to maintain and enhance the value of our brands; reliance on information technology systems; reliance on external vendors; the use of social media; failure to standardize operating processes across brands; exposure to uninsured or unidentified risks; the effectiveness of our enterprise risk management program; compliance with covenants in our financing arrangement, access to the existing revolving credit facility, and we may face an accelerated obligation to repay our indebtedness; our capital investments in technology may not achieve appropriate returns; premature termination of agreements with our franchisees; financial performance of Empire Education Group, Inc.; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal controls over financial reporting; changes in tax exposure; the ability to use U.S. net operating loss carryforwards; potential litigation and other legal or regulatory proceedings could have an adverse effect on our business; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except per share data)

	March 31, 2023	June 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$8,787	$17,041
Receivables, net	13,718	14,531
Inventories, net	1,935	3,109
Other current assets	14,777	13,984
Total current assets	39,217	48,665

Property and equipment, net	7,923	12,835
Goodwill	173,364	174,360
Other intangibles, net	2,829	3,226
Right of use asset	391,456	493,749
Other assets	26,157	36,465
Total assets	$640,946	$769,300

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$15,835	$15,860
Accrued expenses	26,156	33,784
Short-term lease liability	87,074	103,196
Total current liabilities	129,065	152,840

Long-term debt, net	174,694	179,994
Long-term lease liability	318,265	408,445
Other non-current liabilities	51,669	58,974
Total liabilities	673,693	800,253
Commitments and contingencies
Shareholders' deficit:
Common stock, $0.05 par value; issued and outstanding 45,564,673 and 45,510,245 common shares at March 31, 2023 and June 30, 2022, respectively	2,278	2,276
Additional paid-in capital	64,045	62,562
Accumulated other comprehensive income	8,758	9,455
Accumulated deficit	(107,828)	(105,246)
Total shareholders' deficit	(32,747)	(30,953)
Total liabilities and shareholders' deficit	$640,946	$769,300
– more –

REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For the Three and Nine Months Ended March 31, 2023 and 2022
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022

Revenues:
Royalties	$16,036	$15,799	$49,374	$48,526
Fees	2,510	2,425	8,301	8,632
Product sales to franchisees	644	1,293	2,194	11,729
Advertising fund contributions	7,787	8,078	24,003	24,213
Franchise rental income	26,629	32,666	85,845	100,200
Company-owned salon revenue	2,167	3,549	7,894	16,597
Total revenue	55,773	63,810	177,611	209,897
Operating expenses:
Cost of product sales to franchisees	1,045	2,455	2,825	13,219
Inventory reserve	—	6,420	1,228	6,420
General and administrative	13,099	14,842	39,207	50,708
Rent	2,077	1,200	5,920	5,989
Advertising fund expense	7,787	8,078	24,003	24,213
Franchise rent expense	26,629	32,666	85,845	100,200
Company-owned salon expense (1)	2,088	5,292	7,291	18,304
Depreciation and amortization	1,008	1,622	6,052	4,766
Long-lived asset impairment	36	327	36	542
Goodwill impairment	—	13,120	—	13,120
Total operating expenses	53,769	86,022	172,407	237,481

Operating income (loss)	2,004	(22,212)	5,204	(27,584)

Other expense:
Interest expense	(4,787)	(3,224)	(13,123)	(9,621)
Loss from sale of salon assets to franchisees, net	—	(494)	—	(2,189)
Other, net	381	153	1,166	13

Loss from operations before income taxes	(2,402)	(25,777)	(6,753)	(39,381)

Income tax benefit	241	1,270	213	1,482

Loss from continuing operations	(2,161)	(24,507)	(6,540)	(37,899)

Income (loss) from discontinued operations	518	(3,411)	3,958	(5,325)

Net loss	$(1,643)	$(27,918)	$(2,582)	$(43,224)

Net loss per share:
Basic and diluted:
Loss from continuing operations	$(0.05)	$(0.53)	$(0.14)	$(0.89)
Income (loss) from discontinued operations	0.01	(0.07)	0.09	(0.12)
Net loss per share, basic and diluted (2)	$(0.04)	$(0.61)	$(0.06)	$(1.01)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	46,301	45,886	46,160	42,789
_______________________________________________________________________________
(1)Includes cost of service and product sold to guests in our Company-owned salons. Excludes general and administrative expense, rent and depreciation and amortization related to Company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

– more –

REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For the Nine Months Ended March 31, 2023 and 2022
(Dollars in thousands)

	Nine Months Ended March 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(2,582)	$(43,224)
Adjustments to reconcile net loss to cash used in operating activities:
Gain from sale of OSP	(4,552)	—
Depreciation and amortization	5,502	4,944
Long-lived asset impairment	36	542
Deferred income taxes	(49)	(1,693)
Inventory reserve	1,228	9,007
Paid-in-kind interest	51	—
Loss from sale of salon assets to franchisees, net	—	2,189
Goodwill impairment	—	16,000
Stock-based compensation	1,668	854
Amortization of debt discount and financing costs	2,144	1,379
Other non-cash items affecting earnings	365	419
Changes in operating assets and liabilities, excluding the effects of asset sales	(12,276)	(24,770)
Net cash used in operating activities	(8,465)	(34,353)

Cash flows from investing activities:
Capital expenditures	(339)	(4,258)
Proceeds from sale of OSP, net of fees	4,500	—
Net cash provided by (used in) investing activities	4,161	(4,258)

Cash flows from financing activities:
Borrowings on credit facility	11,357	10,000
Repayments of long-term debt	(9,491)	(3,096)
Debt refinancing fees	(4,383)	—
Proceeds from issuance of common stock, net of offering costs	—	37,185
Taxes paid for shares withheld	(35)	(844)
Net cash (used in) provided by financing activities	(2,552)	43,245

Effect of exchange rate changes on cash and cash equivalents	(103)	(88)

(Decrease) increase in cash, cash equivalents, and restricted cash	(6,959)	4,546

Cash, cash equivalents and restricted cash:
Beginning of period	27,464	29,152
End of period	$20,505	$33,698
– more –

REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	March 31, 2023			March 31, 2022
	Service	Retail	Total	Service	Retail	Total

Supercuts	8.1%	(2.6)%	7.6%	19.6%	(10.1)%	17.8%
SmartStyle	1.9	(10.3)	(0.5)	2.1	(17.4)	(2.5)
Portfolio Brands	9.4	2.3	8.8	5.5	(9.3)	4.0
Total	7.2%	(5.1)%	6.0%	11.6%	(13.7)%	8.6%

	Nine Months Ended
	March 31, 2023			March 31, 2022
	Service	Retail	Total	Service	Retail	Total

Supercuts	8.6%	(6.1)%	7.9%	28.0%	(3.3)%	26.0%
SmartStyle	0.7	(13.6)	(2.2)	14.3	(8.0)	8.8
Portfolio Brands	7.2	(4.7)	6.1	15.3	(2.8)	13.2
Total	6.6%	(9.4)%	5.0%	21.1%	(5.6)%	17.8%
_______________________________________________________________________________
(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
– more –

REGIS CORPORATION
System-Wide Location Counts

	March 31, 2023	June 30, 2022

FRANCHISE SALONS:
Supercuts	2,123	2,264
SmartStyle/Cost Cutters in Walmart Stores	1,535	1,646
Portfolio Brands	1,265	1,344
Total North American salons	4,923	5,254
Total International salons (1)	134	141
Total Franchise salons	5,057	5,395
as a percent of total Franchise and Company-owned salons	98.6%	98.1%

COMPANY-OWNED SALONS:
Supercuts	7	18
SmartStyle/Cost Cutters in Walmart Stores	48	49
Portfolio Brands	15	38
Total Company-owned salons	70	105
as a percent of total Franchise and Company-owned salons	1.4%	1.9%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	76	76

Grand Total, System-wide	5,203	5,576
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.
– more –

Non-GAAP Reconciliations:
This press release includes a presentation of operating income excluding certain non-cash charges, adjusted EBITDA and adjusted Franchise revenue, which are non-GAAP measures. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We believe our presentation of the non-GAAP measures provides meaningful insight into our ongoing operating performance and a supplemental perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company's ongoing performance.
The reconciliation of U.S. GAAP operating income to non-GAAP operating income excluding certain non-cash charges is included in the release.
The following items have been excluded from our non-GAAP adjusted EBITDA results: discontinued operations, non-recurring non-operating income, distribution center wind down fees, CEO transition costs, inventory reserve, goodwill impairment, one-time professional fees and settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.
We present adjusted revenue to provide a meaningful Franchise adjusted EBITDA margin, which removes non-margin revenue from total revenue to arrive at an adjusted margin. Margin is a common metric used by investors, however, the majority of our revenue is offset by equal expense, so it does not contribute to our margin. We remove the non-margin revenue from this metric in order to show a meaningful margin rate.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
– more –

REGIS CORPORATION
Reconciliation of U.S. GAAP Net Loss to Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022

Consolidated reported net loss, as reported (U.S. GAAP)	$(1,643)	$(27,918)	$(2,582)	$(43,224)
Interest expense, as reported	4,787	3,224	13,123	9,621
Income taxes, as reported	(241)	(1,270)	(213)	(1,482)
Depreciation and amortization, as reported	1,008	1,622	6,052	4,766
Long-lived asset impairment, as reported	36	327	36	542
EBITDA	$3,947	$(24,015)	$16,416	$(29,777)

Inventory reserve	—	6,420	1,228	6,420
CEO transition	—	50	—	(466)
Distribution center fees	—	—	—	285
Professional fees and legal settlements	—	713	1,248	1,859
Severance	786	104	852	2,015
Lease liability benefit	(297)	(357)	(1,515)	(3,284)
Lease termination fees	266	225	1,571	1,803
Real estate fees	—	—	—	40
Goodwill impairment	—	13,120	—	13,120
Non-recurring, non-operating income	—	—	—	(100)
Discontinued operations	(518)	3,411	(3,958)	5,325
Adjusted EBITDA, non-GAAP financial measure	$4,184	$(329)	$15,842	$(2,760)
– more –

REGIS CORPORATION
Reconciliation of Reported Franchise Adjusted EBITDA as a Percent of GAAP Franchise Revenue
to Franchise Adjusted EBITDA as a Percent of Adjusted Franchise Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022

Franchise adjusted EBITDA	$4,815	$2,936	$17,338	$5,190
GAAP Franchise revenue	53,606	60,261	169,717	193,300
Franchise adjusted EBITDA as a percent of GAAP Franchise revenue	9.0%	4.9%	10.2%	2.7%
Non-margin revenue adjustments:
Franchise rental income	$(26,629)	$(32,666)	$(85,845)	$(100,200)
Advertising fund contributions	(7,787)	(8,078)	(24,003)	(24,213)
Adjusted Franchise revenue	19,190	19,517	59,869	68,887
Franchise adjusted EBITDA as a percent of adjusted Franchise revenue	25.1%	15.0%	29.0%	7.5%
– end